As filed with the Securities and Exchange Commission on September 2, 2005	Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

Registration Statement
Under the Securities Act of 1933

TELLABS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	36-3831568
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

One Tellabs Center

1415 West Diehl Road

Naperville, Illinois 60563
(Address, Including Zip Code, of Principal Executive Office)

2005 TELLABS, INC.
EMPLOYEE STOCK PURCHASE PLAN

(Full Title of the Plan)

Copies to:

James M. Sheehan, Esq.
Executive Vice President,

General Counsel and Secretary
Tellabs, Inc.

One Tellabs Center

1415 West Diehl Road
Naperville, Illinois 60563
(Name and Address of Agent For Service)

(630) 798-8800
(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock, par value $0.01 per share	10,000,000 shares	$8.79	$87,900,000	$10,345.83

(1)                        Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the 2005 Tellabs, Inc. Employee Stock Purchase Plan as a result of any future stock split, stock dividend or similar adjustment of the outstanding common stock of the Registrant pursuant to Rule 416(a).

(2)                        Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and Rule 457(h)(1) under the Securities Act of 1933, as amended, determined on the basis of the average of the high and low sale prices for the common stock as reported on the Nasdaq National Market on August 30, 2005 of $8.87 and $8.71, respectively.

(3)                        Previously paid.  Tellabs, Inc. paid a filing fee of $2,432,523 in connection with Registration Statement No. 333-59511 (filed on July 21, 1998).  All of the securities offered under Registration Statement No. 333-59511 remained unsold after the offering’s termination.  $467,064.80 of such filing fee has been used in connection with Registration Statement Nos. 333-87637 (filed on September 23, 1999), 333-95135 (filed on January 21, 2000), 333-56546 (filed on March 5, 2001), 333-81360 (filed on January 25, 2002), 333-107457 (filed on July 30, 2003), 333-116794 (filed on June 23, 2004) and 333-122712 (filed on February 10, 2005).  Pursuant to Rule 457(p) under the Securities Act of 1933, as amended, Tellabs, Inc.’s current filing fee credit of $1,965,458.20 is being used to offset the registration fee of $10,345.83 for this registration statement.

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PART I

Information Required in the Section 10(a) Prospectus

The Section 10(a) Prospectus required by this Part I relates to the 10,000,000 shares of common stock, $0.01 par value per share, of Tellabs, Inc. reserved for issuance pursuant to the 2005 Tellabs, Inc. Employee Stock Purchase Plan (the “Plan”) registered hereunder.

The documents containing the information required by Part I of Form S-8 will be sent or given to those persons participating in the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).  These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act and are not required to be filed with the Securities and Exchange Commission as part of this Registration Statement or as an exhibit.

PART II

Information Required in the Registration Statement

Item 3.         Incorporation of Documents by Reference.

The following documents previously filed by Tellabs, Inc. (the “Company” or “Registrant”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:

(a)                                  Annual Report on Form 10-K for the year ended December 31, 2004 filed with the Commission on March 15, 2005 (File No. 0-09692);

(b)                                 Amendment No. 1 to Annual Report on Form 10-K for the year ended December 31, 2004 filed with the Commission on May 27, 2005 (File No. 0-09692);

(c)                                  Quarterly Report on Form 10-Q for the quarter ended April 1, 2005 filed with the Commission on May 11, 2005 (File No. 0-09692);

(d)                                 Quarterly Report on Form 10-Q for the quarter ended July 1, 2005 filed with the Commission on August 10, 2005 (File No. 0-09692);

(e)                                  all other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by the document referred to in (a) above; and

(f)                                    the description of the Company’s common stock contained in its Registration Statement on Form S-4 (File No. 333-95135) under the caption “Description of Tellabs’ Capital Stock” including all amendments and reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) prior to the filing of a post-effective amendment indicating that all securities offered under this Registration Statement have been sold, or deregistering all securities then remaining unsold, are also deemed to be incorporated by reference and shall be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.         Description of Securities.

Not applicable.

Item 5.         Interests of Named Experts and Counsel.

The validity of the Registrant’s common stock has been passed upon by James M. Sheehan, Esq., the Registrant’s Executive Vice President, General Counsel and Secretary.  As of the date of this filing,

Mr. Sheehan beneficially owned less than one percent (1.0%) of the outstanding shares of the Registrant’s common stock.

Item 6.         Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise.  The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal.  A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty.  Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

In accordance with the DGCL, the Registrant’s Restated Certificate of Incorporation contains a provision limiting the personal liability of its directors for violations of their fiduciary duty.  This provision eliminates each director’s liability to the Registrant or its stockholders for monetary damages except to the extent such liability arises (i) from any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or any amendment thereto or successor provision thereto or (iv) from any transaction from which a director derived an improper benefit.  The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

The Registrant’s Restated Certificate of Incorporation provides for indemnification of its officers and directors to the fullest extent permitted by applicable law.  The Registrant’s Amended and Restated By-Laws provide that it will indemnify an officer or director of the Registrant or any person serving as a director, officer, employee or agent of another entity at the Registrant’s request for expenses, liabilities and losses incurred in connection with any action, suit or proceeding to which such person is a party or threatened to be made a party by reason of such service, except that the Registrant will not indemnify any person in connection with a proceeding initiated by such person unless such proceeding was authorized by the Registrant’s board of directors.

The Registrant has purchased insurance which purports to insure the Registrant against certain costs of indemnification which may be incurred by it pursuant to the Amended and Restated By-Laws and the Restated Certificate of Incorporation and to insure the officers and directors of the Registrant, and of its subsidiary companies, against certain liabilities incurred by them in the discharge of their functions as such officers and directors, except for liabilities resulting from their own malfeasance as described in the Amended and Restated By-Laws and the Restated Certificate of Incorporation.

Item 7.         Exemption from Registration Claimed.

Not applicable.

Item 8.         Exhibits.

Exhibit Number	Description of Exhibit

4.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-4 (File No. 333-116794) filed on June 23, 2004).

4.2	Amended and Restated By-Laws of the Registrant (incorporated by reference to the Registrant’s Annual Report on Form 10-K filed on March 15, 2005).

4.3	2005 Tellabs, Inc. Employee Stock Purchase Plan (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q filed on May 11, 2005).

5.1	Opinion of James M. Sheehan, Esq.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of James M. Sheehan, Esq. (included in Exhibit 5.1 hereto).

24.1	Power of Attorney (included on the signature page).

To the extent required, the Registrant hereby undertakes that it will submit or has submitted the Plan and any amendments thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

Item 9.         Undertakings

(a)              The undersigned Registrant hereby undertakes:

(1)                                To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)                                That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)             The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)              Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Naperville, State of Illinois, on this 2nd day of September, 2005.

TELLABS, INC.

By:	/s/ Krish A. Prabhu
Krish A. Prabhu
Chief Executive Officer and President

POWER OF ATTORNEY

We, the undersigned officers and directors of Tellabs, Inc., and each of us, do hereby constitute and appoint each and any of Krish A. Prabhu and James M. Sheehan our true and lawful attorney and agent, with full power of substitution and resubstitution, to do any and all acts and things in our name and behalf in any and all capacities and to execute any and all instruments for us in our names in any and all capacities, which attorney and agent may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do hereby ratify and confirm all that said attorney and agent, or his substitute, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ Krish A. Prabhu	President, Chief Executive Officer
Krish A. Prabhu	and Director	September 2, 2005
(principal executive officer)

/s/ Timothy J. Wiggins	Executive Vice President and Chief
Timothy J. Wiggins	Financial Officer	September 2, 2005
(principal financial officer)

/s/ James A. Dite	Vice President and Controller	September 2, 2005
James A. Dite	(principal accounting officer)

/s/ Michael J. Birck	Chairman of the Board	September 2, 2005
Michael J. Birck

/s/ Bo Hedfors	Director	September 2, 2005
Bo Hedfors

/s/ Frank Ianna	Director	September 2, 2005
Frank Ianna

SIGNATURE	TITLE	DATE

/s/ Fredrick A. Krehbiel	Director	September 2, 2005
Fredrick A. Krehbiel

/s/ Michael E. Lavin	Director	September 2, 2005
Michael E. Lavin

/s/ Stephanie Pace Marshall	Director	September 2, 2005
Stephanie Pace Marshall

/s/ William F. Souders	Director	September 2, 2005
William F. Souders

/s/ Jan H. Suwinski	Director	September 2, 2005
Jan H. Suwinski

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-4 (File No. 333-116794) filed on June 23, 2004).

4.2	Amended and Restated By-Laws of the Registrant (incorporated by reference to the Registrant’s Annual Report on Form 10-K filed on March 15, 2005).

4.3	2005 Tellabs, Inc. Employee Stock Purchase Plan (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q filed on May 11, 2005).

5.1	Opinion of James M. Sheehan, Esq.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of James M. Sheehan, Esq. (included in Exhibit 5.1 hereto).

24.1	Power of Attorney (included on the signature page).